Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259668 on Form S-3, Registration Statement 333-227250, as amended, on Form S-3/A, and Registration Statement No. 333-228663 on Form S-8 of our report dated March 11, 2022, relating to the consolidated financial statements of Falcon Minerals Corporation and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 11, 2022